United States

Securities and Exchange Commission

Washington, D. C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Check the appropriate box:

[ ]	Preliminary Information Statement - PRE 14C
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[X]	Definitive Information Statement

EZJR, Inc.

(Name of Registrant as Specified in Its Charter)

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1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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EZJR, INC.

8250 W. Charleston Blvd. Ste 110

Las Vegas, NV 89117

702-544-0195

To the Holders of Common Stock of EZJR, Inc.:

This Information Statement is being circulated to inform the stockholders of action already approved by written consent of six of the majority stockholders holding the voting rights equivalent to 79.6% of the outstanding shares of our common stock. Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be effective until at least 20-calendar days after the mailing of this Information Statement to our stockholders, warrant holders and option holders. Therefore, this Information Statement is being sent to you for informational purposes only.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

The actions to be effective 20-days after the mailing of this Information Statement are as follows:

1) Corporate name change to Her Imports, from EZJR, Inc.; and

2) A reverse stock split of the Company’s issued and outstanding common stock, on a one-for-two (1:2) basis, pursuant to which the number of authorized shares of common stock will remain 65,000,000 shares, par value will remain $0.001, following such reverse stock split; any fractional shares post-split will be rounded up to the next whole share.

Attached hereto for your review is an Information Statement relating to the above described action.

By Order of the Board of Directors,

/s/ Barry Hall

Barry Hall

Chief Financial Officer

December 20, 2016

THIS INFORMATION STATEMENT IS BEING PROVIDED TO

YOU BY THE BOARD OF DIRECTORS OF THE COMPANY

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY

INFORMATION STATEMENT

December 20, 2016

GENERAL INFORMATION

This Information Statement has been filed with the U. S. Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders (the “Stockholders”) of the common stock (the “Common Stock”), par value $0.001 per share, of EZJR, Inc., a Nevada corporation (the “Company”), to notify such Stockholders of the following:

On or about December 2, 2016, the Company received written consents in lieu of a meeting of Stockholders from six stockholders, who together own 39,646,839 voting shares representing approximately 79.6% of the 49,299,576 shares of the total issued and outstanding shares of voting stock of the Company (the “Majority Stockholders”) authorizing the Company’s Board of Directors, to effect:

1) Corporate name change to Her Imports, from EZJR, Inc.; and

2) Reverse split of the Company’s Common Stock on a one-for-two (1:2) basis, pursuant to which the number of authorized shares of Common Stock will remain 65,000,000 shares and the number of authorized preferred shares will remain 10,000,000 shares and the par value for both the common and preferred stock will remain $0.001, following such reverse stock split (the “Reverse Stock Split”); any fractional shares post-split will be rounded up to the next whole share.

On December 2, 2016, the Board of Directors of the Company approved the above-mentioned actions. The Majority Stockholders approved the action by written consent in lieu of a meeting on December 2, 2016, in accordance with the Nevada Corporate law. Accordingly, your consent is not required and is not being solicited in connection with the approval of the action.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors of the Company (the “Board”) believes that the stockholders of the Company will benefit from the corporate name change and it better reflects the company’s business focus and Reverse Stock Split because it may attract potential investment from outside investors which will create a more liquid public market for its common stock. In order to facilitate such transaction, the Board has determined that the capitalization structure of the Company should be simplified. No assurances can be given that such investors will be found.

Accordingly, it was the Board’s opinion that the restructuring transactions described above would better position the Company to attract potential business candidates. The Board and the Majority Stockholders approved the above actions on December 2, 2016.

ACTIONS TO BE TAKEN

This Information Statement contains a brief summary of the material aspects of the actions approved by the Board and the Majority Stockholders.

ITEM 1

Corporate Name Change to: Her Imports

GENERAL

The Board of Directors of the Company have adopted a resolution to change the name of the corporation from “EZJR, Inc.” to “Her Imports.” The holders of shares representing a majority of the Company’s outstanding voting stock have given their written consent to the Corporate Name Change. Under Nevada corporation law and the Company’s bylaws, the consent of the holders of a majority of the voting power is effective as stockholders’ approval. We will file an Amendment to the Articles of Incorporation of the Company (the “Amendment”) in order to change the name of the Company, provided, however, that in accordance with the requirements of the Securities Exchange Act of 1934 and Regulation 14C promulgated thereunder, the name change Amendment will not be filed with the Secretary of State of Nevada or become effective until at least twenty (20) calendar days after the mailing of this Information Statement.

PURPOSE AND EFFECT OF THE CORPORATE NAME CHANGE

The Corporate Name Change has been approved because the new name better represents the Company’s business focus. The Company sells hair extensions and other related hair products under the brand name: Her Imports The Company maintains a custom design website and generates customer leads through email marketing campaigns, online advertising, social media and various affiliate marketing campaigns.

The company’s product website is: www.herimports.com

ITEM 2

One-for-Two Reverse Stock Split

DECREASE THE NUMBER OF ISSUED AND OUTSTANDING SHARES OF OUR COMMON STOCK

GENERAL

The Board approved a resolution to effect a one-for-two reverse stock split of our Common Stock. Under this Reverse Stock Split each two (2) shares of our Common Stock will be converted automatically into one share of Common Stock. To avoid the issuance of fractional shares of Common Stock, all fractional shares will be rounded up to the next whole share. Any shareholder who owns one or fewer shares will be rounded-up to one whole share. No fractional shares will be issued. The Company anticipates that the effective date of the Reverse Stock Split will be January 10, 2017. The Reverse Stock Split is not applicable to our issued and outstanding Preferred Stock.

PLEASE NOTE THAT THE REVERSE STOCK SPLIT WILL NOT CHANGE YOUR PROPORTIONATE EQUITY INTERESTS IN THE COMPANY, EXCEPT AS MAY RESULT FROM THE ISSUANCE OF SHARES PURSUANT TO THE FRACTIONAL SHARES.

PLEASE NOTE THAT THE REVERSE STOCK SPLIT WILL HAVE THE EFFECT OF SUBSTANTIALLY INCREASING THE NUMBER OF SHARES THE COMPANY WILL BE ABLE TO ISSUE TO NEW OR EXISTING SHAREHOLDERS BECAUSE THE NUMBER OF AUTHORIZED SHARES AND THE PAR VALUE PER SHARE OF COMMON STOCK WILL REMAIN THE SAME WHILE THE NUMBER OF SHARES ISSUED AND OUTSTANDING WILL BE REDUCED IN HALF.

Note: Although there will be an increase in the number of shares the Company will be able to issue because the number of authorized shares and par value will remain the same while the number of shares issued and outstanding will be reduced in half, at this time, we do not have any specific plans, agreements, arrangements or understanding with respect to the proposed increase of our authorized but unissued stock as a result of our planned reverse stock split.

PURPOSE AND MATERIAL EFFECTS OF THE REVERSE STOCK SPLIT

The Board of Directors believe that, among other reasons, the number of outstanding shares of our Common Stock have contributed to a lack of investor interest in the Company and has made it difficult to attract new investors and potential business candidates. The Board of Directors has proposed the Reverse Stock Split as one method to attract business opportunities in the Company.

When a company engages in a reverse stock split, it substitutes one share of stock for a predetermined amount of shares of stock. It does not increase the market capitalization of the company. An example of a reverse stock split is the following. A company has 10,000,000 shares of common stock outstanding. Assume the market price is $1.00 per share. Assume that the company declares a 2-for-1 reverse stock split. After the reverse stock split, that company will have 1/2 as many shares outstanding, or 5,000,000 shares outstanding. The stock will have a market price of $1.00. If an individual investor owned 10,000 shares of that company before the stock split at $1.00 per share, he will own 5,000 shares at $2.00 after the stock split. In either case, his stock will be worth $10,000. He is no better off before or after. Except that such company hopes that the higher stock price will make that company look better and thus the company will be a more attractive merger target for potential business. There is no assurance that that company’s stock will rise in price after a reverse stock split or that a suitable merger candidate will emerge.

We believe that the Reverse Stock Split may improve the price level of our Common Stock and that the higher share price could help generate interest in the Company among investors and other business opportunities. However, the effect of the reverse stock split upon the market price for our Common Stock cannot be predicted, and the history of similar stock split combinations for companies in like circumstances is varied. There can be no assurance that the market price per share of our Common Stock after the reverse stock split will rise in proportion to the reduction in the number of shares of Common Stock outstanding resulting from the reverse stock split. The market price of our Common Stock may also be based on our performance and other factors, some of which may be unrelated to the number of shares outstanding.

If the reverse stock split successfully increases the per share price of our Common Stock, the Board of Directors further believes such increase may facilitate future financings by the Company. In addition, the resulting reduction in the number of issued and outstanding shares of Common Stock will provide the Company with additional authorized but unissued shares which could be utilized for future product acquisitions or to otherwise raise funds to help build the Company’s business objectives.

The board of directors of EZJR, Inc. may authorize, without further shareholder approval, the issuance of such shares of common stock or preferred stock to such persons, for such consideration, and upon such terms as the board of directors determines. Such issuance could result in a significant dilution of the voting rights and the stockholders’ equity, of then existing shareholders. Additionally, the Company is currently in negotiations to purchase a company that will allow us to exceed the threshold of 400 stockholders. Together, an increase in our stock trading price and number of stockholders will enable us to apply for a for a listing on the NYSE MKT stock exchange.

Management believes with these steps the Company should be able to qualify for the exchange listing. There are no assurances that the Company will qualify for this listing.

Issuance of additional common stock may have the effect of deterring or thwarting persons seeking to take control of EZJR, Inc. through a tender offer, proxy fight or otherwise or to bring about removal of incumbent management or a corporate transaction such as merger. For example, the issuance of common stock or preferred stock could be used to deter or prevent such a change of control through dilution of stock ownership of persons seeking to take control or by rendering a transaction proposed by such persons more difficult.

The reverse stock split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in the Company or proportionate voting power, except to the extent that the reverse stock split results in any of our stockholders owning a fractional share. All stockholders holding a fractional share shall be issued an additional share. In other words, if a shareholder holds one hundred one (101) shares in the Company, following the reverse stock split, the shareholder will own fifty one (51) shares. The principal effect of the reverse stock split will be that the number of shares of Common shares issued and outstanding common shares will be reduced from 49,799,576 shares as of January 10, 2017 to approximately 24,899,788 shares (depending on the number of fractional shares to be rounded-up to one whole share). The number of authorized shares and the par value of Common Stock and Preferred Stock will not be affected. The following chart depicts the capitalization structure of the Company, both, pre- and post-split (the post-split issued shares may differ slightly based on the number of fractional shares):

Common Stock

Pre-Reverse Stock Split	Common
Authorized Common Shares	Issued Shares	Authorized but Unissued
65,000,000	49,799,576	15,200,424

Authorized Common	Post-Reverse Common Stock
Shares	Split Issued Shares	Authorized but Unissued
65,000,000	24,899,788	40,100,212

Preferred Stock

Pre-Reverse Stock Split	Preferred Share
Authorized Preferred Shares	Issued	Authorized but Unissued
10,000,000	10,000,000	0

Post-Reverse Stock Split	Post-Reverse Preferred Stock
Authorized Preferred Shares	Split Issued Shares	Authorized but Unissued
10,000,000	10,000,000	0

The reverse stock split will not affect the par value of our Common or Preferred Stock. As a result, on the effective date of the reverse stock split, the stated capital on our balance sheet attributable to our Common and Preferred Stock will be reduced to less than the present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our Common and Preferred Stock will be increased because there will be fewer shares of our Common and Preferred Stock outstanding.

The reverse stock split will not change the proportionate equity interests of our stockholders, nor will the respective voting rights and other rights of stockholders be altered, except for possible immaterial changes, due to rounding-up any fractional shares. The Common and Preferred Stock issued pursuant to the reverse stock split will remain fully paid and non-assessable. The reverse stock split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Securities Exchange Act of 1934. We will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934.

Stockholders should recognize that they will own a fewer number of shares than they presently own. While we expect that the reverse stock split will result in an increase in the potential market price of our Common Stock, there can be no assurance that the reverse stock split will increase the potential market price of our Common Stock by a multiple equal to the exchange number or result in the permanent increase in any potential market price (which is dependent upon many factors, including our performance and prospects). Also, should the market price of our Common Stock decline, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would pertain in the absence of a reverse stock split. Furthermore, the possibility exists that potential liquidity in the market price of our Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split. In addition, the reverse stock split may increase the number of stockholders of the Company who own odd lots (less than 100 shares). Stockholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales. Consequently, there can be no assurance that the reverse split will achieve the desired results that have been outlined above.

ANTI-TAKEOVER EFFECTS OF THE REVERSE STOCK SPLIT

THE OVERALL EFFECT OF THE REVERSE STOCK SPLIT MAY BE TO RENDER MORE DIFFICULT THE ACCOMPLISHMENT OF MERGERS OR THE ASSUMPTION OF CONTROL BY A PRINCIPAL STOCKHOLDER, AND THUS MAKE DIFFICULT THE REMOVAL OF MANAGEMENT.

The anti-takeover provisions of Sections 78.411 through 78.445 of the Nevada Corporation Law apply to EZJR, Inc. Section 78.438 of the Nevada law prohibits the Company from merging with or selling more than 5% of its assets or stock to any shareholder who owns or owned more than 10% of any stock or any entity related to a 10% shareholder for three years after the date on which the shareholder acquired the EZJR, Inc. shares, unless the transaction is approved by EZJR, Inc. Board of Directors.

The provisions also prohibit EZJR, Inc. from completing any of the transactions described in the preceding sentence with a 10% shareholder who has held the shares more than three years and its related entities unless the transaction is approved by our Board of Directors or a majority of our shares, other than shares owned by that 10% shareholder or any related entity. These provisions could delay, defer or prevent a change in control of EZJR, Inc.

As discussed below, the reason the Reverse Stock Split is being proposed is to increase the amount of shares the Company is able to issue in order to attract potential investors and conduct a financing. This proposal is not the result of management’s knowledge of an effort to accumulate the issuer’s securities or to obtain control of the issuer by means of a merger, tender offer, solicitation or otherwise.

Neither the Company’s Articles nor its By-laws presently contain any provisions having anti-takeover effects and this proposal is not a plan by management to adopt a series of amendments to the Company’s charter or by-laws to institute an anti-takeover provision. The Company does not have any plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences.

The advantage of the Reverse Stock Split will be to permit the Company to pursue financing from investors and issue shares of common stock in exchange for the financing. This is the main purpose for the Reverse Stock Split and if the Reverse Stock Split is not completed, the Company would not be able to issue additional shares sufficient to complete a financing. The main disadvantage to the Reverse Stock Split is that it may have an anti-takeover effect and discourage any potential mergers or tender offers.

As discussed above, the Reverse Stock Split was the subject of a vote of approval by the Board of Directors approving the Reverse Stock Split. There are no rules or practices on any stock exchange that permit such exchange to reserve the right to refuse to list or to de-list any stock which completes a reverse stock split.

DISSENTER’S RIGHTS OF APPRAISAL

Under Nevada Law, dissenting shareholders are not entitled to appraisal rights with respect to this reverse stock split, and we will not independently provide the shareholders with any such right.

PROCEDURE FOR EXCHANGE OF STOCK CERTIFICATES

The Company anticipates that the reverse stock split will become effective on January 10, 2017, or as soon thereafter as is practicable, which we will refer to as the “effective date.” Beginning on the effective date, each certificate representing pre-reverse split shares will be deemed for all corporate purposes to evidence ownership of post-reverse split shares.

Our transfer agent, Quicksilver Transfer Agent, 1980 Festival Plaza Drive, Suite 530, Las Vegas, NV 89135, Telephone: (702) 629-1883, will act as exchange agent for purposes of implementing the exchange of stock certificates. We refer to such person as the “exchange agent.” Holders of pre-reverse split shares are asked to surrender to the exchange agent certificates representing pre-reverse split shares in exchange for certificates representing post-reverse split shares. No new certificates will be issued to a stockholder until that stockholder has surrendered the stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal.

FRACTIONAL SHARES

We will not issue fractional certificates for post-reverse split shares in connection with the reverse stock split. To the extent any holders of pre-reverse split shares are entitled to fractional shares as a result of the Reverse Stock Split, the Company will issue an additional share to all holders of fractional shares.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES WITHOUT THE LETTER OF TRANSMITTAL.

SUMMARY OF REVERSE STOCK SPLIT

Below is a brief summary of the Reverse Stock Split:

●	The issued and outstanding Common Stock shall be reduced based on one post-split share for every two shares outstanding. If a shareholder holds two shares or less in the Company, following the reverse stock split, the shareholder will own one share. The consolidation shall not affect any rights, privileges or obligations with respect to the shares of the Common Stock existing prior to the consolidation.

●	Stockholders of record of the Common Stock as of January 10, 2017 (effective date) shall have their total shares reduced on the basis of one post-split share of Common Stock for every two pre-split shares outstanding. Any shareholder who owns one or fewer shares will be rounded-up to one whole share. No fractional shares will be issued.

●	As a result of the reduction of the Common Stock, the pre-split total of issued and outstanding shares of 49,799,576 shall be consolidated to a total of approximately 24,899,788 issued and outstanding shares (depending on the number of fractional shares).

●	The Company’s authorized number of common stock shall remain at 65,000,000 shares of and the number of authorized preferred stock shall remain at 10,000,000 shares.

●	The par value of the Company’s common stock and preferred stock will remain $0.001 per share.

This action has been approved by the Board and the Majority Shareholders, who represent approximately 79.6% of the total issued and outstanding shares of voting stock of the Company.

The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith. The Board of Directors has fixed the close of business on December 20, 2016, as the record date (the “Record Date”) for the determination of Stockholders who are entitled to receive this Information Statement.

Each share of our common stock entitles its holder to one vote on each matter submitted to the stockholders. However, because the stockholders holding at least a majority of the voting rights of all outstanding shares of capital stock as of the Record Date have voted in favor of the foregoing actions by resolution; and having sufficient voting power to approve such proposals through their ownership of the capital stock, no other consents will be solicited in connection with this Information Statement.

You are being provided with this Information Statement pursuant to Section 14C of the Exchange Act and Regulation 14C and Schedule 14C thereunder, and, in accordance therewith, the forgoing action will not become effective until at least 20 calendar days after the mailing of this Information Statement.

This Information Statement is being mailed on or about December 20, 2016 to all Stockholders of record as of the Record Date.

OUTSTANDING VOTING SECURITIES

On or about December 2, 2016, the Company received written consents in lieu of a meeting of Stockholders from six stockholders, who together own 39,646,839 voting shares representing approximately 79.6% of the 49,799,576 shares of the total issued and outstanding shares of voting stock of the Company.

The six Majority Shareholders executed and delivered to the Company a written consent approving the action set forth herein. Since the action has been approved by the Majority Stockholders, no proxies are being solicited with this Information Statement.

On December 2, 2016, the Board of Directors approved the corporate name change and one-for-two reverse stock split.

Nevada Revised Statute 78.2055, provides in substance that unless the Company’s Articles of Incorporation provides otherwise, stockholders holding a majority of the voting power of the affected class or series may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present.

SECURITY OWNERSHIP OF BENEFICIAL OWNERSHIP AND MANAGEMENT

The following table sets forth information as of December 20, 2016 with respect to the beneficial ownership of the outstanding shares our common stock immediately following execution of the Asset Purchase Agreement by (i) our officers and directors; (ii) each person known by us to beneficially own five percent (5%) or more of our outstanding shares; and (iii) our officers and directors as a group.

Name of Beneficial Owner and Position	Title of Class	Amount and Nature Of Beneficial Ownership	Percent Of Class (1)

Barry Hall Executive Chairman, CEO & CFO	Common	750,000	1.5%
Denis Betsi CTO and Director	Common	-0-	0.0%
Juan Hernández Director	Common	-0-	0.0%
Leader Act Ltd HK Shareholder (2)	Common	21,472,339	42.5%
Cabello Real Ltd. Shareholder (3)	Common	15,000,000	30.1%

Eagle Advantage Holdings Limited Shareholder (4)	Common	4,100,100	8.2%
Total Officers and Directors as a Group (3 persons)	Common	750,000	1.5%

(1)	Percent of Class is based on 49,799,576 common shares issued and outstanding.

(2)	Leader Act Ltd HK, a private Nevada corporation, 3212 East 21st Avenue, Vancouver, British Columbia V5M 2X2, Canada. Aymen Boughanmi is beneficial owner who has the ultimate voting control over 20,472,339 shares held in the name of Leader Act Ltd HK.

(3)	Cabello Real Ltd., a private United Arab Emeritus corporation, Level 23 Boulevard Plaza Tower 2 Emaar Boulevard, Dubai, United Arab Emirate. Mark Gunter Nierada is beneficial owner who has the ultimate voting control over 15,000,000 common shares held in the name of Cabello Real Ltd. Additionally, Cabello owns 10 million shares of unregistered non-voting callable preferred stock.

(4)	Eagle Advantage Holding Limited, a private Seychelles corporation, 1301 Bank of America Tower 12 Harcourt Road, Hong Kong owned 100,000 common shares and is the sole shareholder of Her Holding Inc., a private Nevada corporation which owns 4,000,000 common shares. Aymen Boughanmi is beneficial owner who has the ultimate voting control over 4,100,000 shares held in the name of Eagle Advantage Limited and Her Holding Inc.

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “1934 Act Filings”) with the Securities and Exchange Commission (the “Commission”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

The following documents as filed with the Commission by the Company are incorporated herein by reference:

1.	Annual Report on Form 10-K for the year ended December 31, 2015.

2.	Periodic Reports on Form 10-Q for the quarters ended March 31, 2016, June 30, 2016 and September 30, 2016.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at Chief Executive Officer, 8250 W. Charleston Blvd. Ste 110, Las Vegas, NV 89117.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may send notification to or call the Company’s principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

By Order of the Board of Directors

/s/ Barry Hall

Barry Hall

Chief Executive Officer